Exhibit 99.1

SUBSCRIPTION AGREEMENT

Panama Dreaming Inc.
Edificio Torre El Cangrejo
Segundo Piso, Oficina Numero 2
Panama City, Panama 0823-03260

Dear Sir:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Panama Dreaming Inc. (the “Company”) at a price of $0.01 per Share (the “Subscription Price”).   Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.   Purchaser further confirms that Mr. Miguel Miranda solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Miranda.

     MAKE CHECK PAYABLE TO: Panama Dreaming Inc.

     Executed this _____ day of ___________________, 2011.

____________________________________                    ____________________________________
                                                                                            Signature of Purchaser
____________________________________

____________________________________
Address of Purchaser

____________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________	X $0.01 _________	=	US$ _________
Number of Shares Purchased			Total Subscription Price
Form of Payment:	Cash: __________ Check #: ____________		Other: ________________

Panama Dreaming Inc.

By:	__________________________________

Title:	__________________________________